 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2018
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (Brixmor Property Group Inc.)	001-36160	45-2433192
Delaware (Brixmor Operating Partnership LP)	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company. See the definitions of “emerging growth company” in Rule 12b-2 of the Exchange Act.
Brixmor Property Group Inc. Yes ☐ No ☑ Brixmor Operating Partnership LP Yes ☐ No ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐ Brixmor Operating Partnership LP ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Brixmor Property Group Inc. (the “Company”) approved the modification of the currently existing executive long-term incentive program to further align the Company’s long-term incentive awards with competitive practices and stockholder interests, support long-term value creation and promote retention and stability of our executive management team.
Under the modified executive long-term incentive program, 60% of total equity awards received by the named executive officers are in the form of performance-based restricted stock units (“PRSUs”) with a three-year performance measurement period based on relative total stockholder return (“TSR”).  The total number of PRSUs that can be earned are between 0% (for below minimum performance) and 200% (for maximum performance), based on the Company’s TSR performance compared to the constituent companies in the FTSE NAREIT Shopping Center Index.  If the Company’s TSR during the measurement period is negative, the maximum number of PRSUs that may be earned (notwithstanding relative TSR achievement above the target level) is limited to 100% of the target level.  On February 28, 2018, the Committee determined to grant the Company’s named executive officers the following target number of PRSUs: 113,780 for Mr. Taylor; 37,927 for Ms. Aman; 37,927 for Mr. Horgan; 31,290 for Mr. Siegel; and 26,549 for Mr. Finnegan.
Performance over the three-year measurement period for the PRSUs granted in February 2018 will be measured by the Compensation Committee after December 31, 2020 (the “Measurement Date”).  Of the PRSUs that are earned, 50% will vest on the Measurement Date, 25% will vest on January 1, 2022 and 25% will vest on January 1, 2023.
The remaining 40% of total equity awards received by the named executive officers are in the form of service-based restricted stock units (“Service RSUs”) that vest in three equal annual installments beginning on January 1, 2019. The Service RSUs have attached an outperformance modifier that can increase the original award based on the Company’s outperformance over a specified measurement period. On February 28, 2018, the Committee determined to grant the Company’s named executive officers the following number of Service RSUs: 75,853 for Mr. Taylor; 25,284 for Ms. Aman; 25,284 for Mr. Horgan; 20,859 for Mr. Siegel; and 17,698 for Mr. Finnegan.
For awards made in 2018, the potential to provide an increase to the original Service RSU award to be delivered in additional units (such additional granted units, the “OPRSUs”) will be based on cumulative FFO per share and same-property NOI growth over the period beginning on January 1, 2019 and ending on December 31, 2020. For awards beginning in 2019, the number of OPRSUs to be delivered, if any, will be based on a three-year measurement period. The number of OPRSUs that may be earned is equal to between zero and 2.00 times the number of Service RSUs initially granted, based on achievement of specified outperformance hurdles relative to each of the performance goals.  To the extent earned, 50% of the OPRSUs will vest on the Measurement Date, 25% will vest on January 1, 2022 and 25% will vest on January 1, 2023.
In general, unvested PRSUs are forfeited and OPRSUs are not granted to the extent the applicable performance criteria are not achieved as of the end of the performance period and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the Restricted Stock Unit Agreement), a portion of the PRSUs and OPRSUs will be eligible to become earned in the case of PRSUs or granted in the case of OPRSUs and vested, based on actual performance through the date of termination and subject to proration based on the number of days during the applicable performance period that the executive was employed.  The foregoing will also be applicable with respect to the PRSUs upon the executive’s retirement (as defined in the Restricted Stock Unit Agreement).  Upon a change in control during any performance period, a portion of the PRSUs will become earned or OPRSUs will be granted based on actual performance through the date of the change in control.  In addition, in general, unvested Service RSUs are forfeited upon a termination of employment; however, upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the Restricted Stock Unit Agreement), all unvested Service RSUs will automatically and immediately vest as of the date of termination.
Dividends will be paid currently on unvested Service RSUs.  Dividend equivalents will accrue and be paid only on earned PRSUs.  Dividend equivalents will only be paid on OPRSUs from and after the date granted.
The foregoing descriptions of the PRSUs, Service RSUs and OPRSUs are qualified in their entirety by reference to the full text of the Restricted Stock Unit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are attached to this Current Report on Form 8-K:

10.1	Form of Brixmor Property Group Inc. Restricted Stock Unit Agreement (TRSUs, PRSUs, and OPRSUs)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general
partner
	By:	BPG Subsidiary Inc., its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary